This Option (or shares underlying this Option) has not been registered under the Securities Act of 1933 ("the Act"). This Option may not be sold, assigned, or transferred in the absence of an effective registration statement under the Act unless done pursuant to an exemption from registration.

                             BALANCED LIVING, INC.
                               OPTION AGREEMENT

THIS OPTION AGREEMENT is entered into effective as of July 15, 1998 between Balanced Living, Inc., a Colorado Corporation (hereinafter referred to as "Optionor"), and Carole F. Madsen, a founder of Optionor, (hereinafter referred to as "Optionee")

RECITALS:

WHEREAS, Optionor has 50,000,000 authorized shares of $.001 par value Common Stock, and

WHEREAS, the undersigned Optionor's shares of Common Stock have little or no market value and the Optionor being a start-up company, and

WHEREAS the Optionee is a founder of the Company and desires to obtain an option to acquire shares of the Optionor's Common Stock from Optionor upon the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

1. Grant of Option. Optionor hereby grants an option ("Option") to Optionee to acquire 50,000 (fifty thousand) shares of the Optionor's Common Stock (hereinafter referred to as the "Option Stock")

2. Consideration. In consideration of the foregoing grant of option, Optionee does hereby pay the sum of $500.00 (five hundred dollars) as payment in full for said grant of option. Optionor hereby acknowledges receipt to said payment as of the date of execution hereof.

3. Vesting. The Optionee will vest in options for 10,000 shares of Option Stock for every year, from the date of this Option Agreement, that the Optionee is still actively involved in the development of the Optionor and has meet the requirements of the Optionor's Founders Guideline Agreement ("FGA") which is to be attached hereto. The Board of Directors will each year review the Optionee's involvement and fulfillment of FGA requirements before approving the Optionee's vesting in options for 10,000 shares of Option Stock.

4. Notice of Exercise. Upon written notice in the form of the attached Election to Exercise or in such other form as may be approved by the Company, accompanied by payment in good funds payable to Optionor, the Option may be exercise in whole or in part and in accordance with all other terms and conditions hereof. Upon receipt of notice of exercise and payment of the purchase price, Optionor shall, as soon as practicable, deliver the Option Stock, as duly purchased, to the Optionor's transfer agent for transfer and delivery to Optionee. The Option Stock shall be accompanied with appropriate cover letter from the Optionor to the transfer agent of the Optionor requesting transfer of the Option Stock to the names designated by Optionee and requesting delivery directly to the Optionee. Payment for the cost of transfer shall be made by Optionee.

5. Exercise Price. Optionee agrees to pay a total exercise price of $50,000.00 (Fifty Thousand dollars) upon exercise of all the Option Stock. Upon exercise of any portion less that all of the Option Stock, Optionee agrees to pay that percentage of the total exercise price which is equal to the percentage which the stock being exercise is of the total amount of Option Stock.

6. Option Period. This Option must be exercised in accordance with the terms and conditions set forth herein within five years from the date hereof. Otherwise, such Option shall expire without further notice unless mutually agreed by the parties.

7. Representations and Warranties. Optionor hereby represents that said shares will be reserved from the authorized and unissued Common Stock of the Optionor and when exercised, Optionor hereby represents that said stock will be validly issued, fully paid and not assessable.

8. Ownership of Rights. The Optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to said optionee for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided under the terms and conditions of this Agreement.

9. Corporate Recapitalization, Stock Splits, Adjustments, etc. In the event that the number of outstanding shares of Common Stock of the Optionor is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure, the number of shares subject to the terms of this Option shall be proportionally adjusted, as shall the price for the shares.

10. Assignability. Optionee designated below may assign all of its rights hereunder to related entities such as whollv-owned corporations. pension and profitsharing plans. Optionee may assign no more than two thirds of its Option under this Agreement to unrelated parties without the consent of Optionor by providing written notice of such assignment and the name and address of such assignee to the Option prior to the time of exercise. Notwithstanding the foregoing, no portion of this Option may be assigned to any person unless such person executes a written acknowledgment of all other terms and conditions hereof. Said assignments shall only be made to no more than an aggregate number of 10 (ten) persons, all of whom must be sophisticated or accredited investors.

11. Nonpublic Nature of Transaction. The grant of this Option does not involve any public solicitation or advertisement and was privately negotiated on an arms length basis. The Optionee is a sophisticated investor and experienced in purchase of securities. The Option is acquired for investment purposes for Optionee's own account and not for public distribution. The Option will not be assigned or distributed except by registration under The Act or an exemption therefrom. The Optionee acknowledges that the grant of Option has not been registered under The Act and the Option is a "restricted security" within the meaning of The Act.

12. Disclosure Obligations. Optionee and Optionor must take all steps reasonably required to assure that the shareholders of the Optionor, the public and the financial community is informed with regard to the existence of the Option and the relevant terms hereof.

13. Tax Consequences. Exercise of this Option or any portion thereof and/or disposition of shares acquired under this Option may create a tax liability for Optionee. Tax laws and regulations are subject to change, therefore Optionee should consult a tax advisor before exercising this Option or disposing of the shares.

14. Notices. Any notice required or permitted to be given hereunder shall be sufficient if mailed, postage prepaid, to the respective parties at the addresses set forth herein.

15. Construction. This Agreement shall be construed and interpreted in accordance with the State of Colorado.

16. Default. In the event of any default hereunder, the non defaulting party shall be entitled to reimbursement of all costs including reasonable attorneys' fees, incurred in enforcing this Agreement, whether with or without suit.

17. Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

18. Counterparts. This Agreement may be executed in Counterparts, all of which shall constitute on and the same agreement.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties and their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.

OPTIONEE:

           Carole F. Madsen
           2896 Old Colony Circle
           Salt Lake City, Utah 84117



/s/Carole F. Madsen

Date:  July 15, 1998



OPTIONOR:

           Balanced Living, Inc.
           6375 So. Highland Drive
           Salt Lake City, Utah  84121


/s/ Jeannene Barham
Jeannene Barham, President

Date:  July 15, 1998

                              ELECTION TO EXERCISE
                              Balanced Living, Inc.
             (To be delivered when exercising vested option stock)

           The undersigned, being the Registered Holder of the attached
Stock Option Agreement in                shares of option stock of Balanced
Living, Inc. (the "Company"), hereby irrevocably elects to exercise such
option stock with respect to             shares of the Common Stock of the
Company and herewith tenders payment for such shares in cash or by certified or official bank check payable to the order of the Company or has made a wire transfer to the Company of good funds in the amount of and in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of
whose addressis at                                         and that such
certificate be delivered to                              whose address is
at                                        .

           If said number of shares is less than all of the shares purchasable hereunder, the undersigned requests that the Company endorse on the Option Agreement the number of shares for which it remains
exercisable and return it to                             whose address is
at                                        .


Dated:


Signed:

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